                                                                    EXHIBIT 99.3


                             STOCK PLEDGE AGREEMENT


         This Stock Pledge Agreement, dated as of December 31, 2004 (this "Stock Pledge Agreement"), is made by Daniel R. O'Neal (the "Pledgor") in favor of American Physicians Assurance Corporation (the "Lender").

                                    RECITALS

         A. Pledgor is the legal and beneficial owner of 400,000 shares of common stock, $1.00 par value (the "Stock"), of Physicians Insurance Company, a Florida stock insurance corporation (the "Issuer"), including the shares of the Issuer's common stock being acquired by Pledgor from Lender on the date of this Stock Pledge Agreement.

         B. Pledgor is borrowing money from Lender pursuant to a promissory note of even date herewith (the "Note").

         C. It is a condition precedent to the Lender's willingness to lend funds to Pledgor under the Note that Pledgor shall have entered into this Stock Pledge Agreement.

         THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, Pledgor agrees with Lender as follows:

                                    AGREEMENT

         1. Grant of Security Interest. To secure the prompt and complete payment of all principal, interest and other obligations of the Pledgor now or hereafter owing to the Lender under or on account of the Note, this Stock Pledge Agreement or any other "Loan Documents" (as defined in the Note) (including any interest accruing subsequent to any petition filed by or against the Pledgor under the U.S. Bankruptcy Code, whether or not allowed), indemnity and reimbursement obligations, charges, expenses, fees, reasonable attorneys' fees and disbursements and any other amounts owing to Lender including, without limitation, all renewals, extensions, refinancings, refundings, amendments and modifications of any of the obligations described above (all of the aforesaid indebtedness, obligations and liabilities of the Pledgor being herein called the "Obligations"), for value received, the Pledgor hereby grants, assigns and transfers to the Lender a continuing security interest in and to the following described property whether now owned or existing or hereafter acquired or arising and wherever located (all of which is herein collectively called the "Collateral"):

                  (a) the Stock and all other types or items of property which is to be pledged to Lender and held as Collateral under this Agreement;

                  (b) stock powers (the "Powers") duly executed in blank; and

                  (c) the Proceeds of each of the foregoing. "Proceeds" has the meaning assigned to it under the Michigan Uniform Commercial Code and, in any event, includes, but is not limited to (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Pledgor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, including, without limitation, any and all dividends (whether paid in cash, in additional shares of capital stock of the Issuer or in any other form), cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any of the Stock.

         2. Pledgor Representations and Agreements: Pledgor represents, warrants and agrees that:

                  (a) There are no restrictions upon the transfer of any of the Collateral and Pledgor has the right to pledge and grant a security interest in or otherwise transfer such Collateral free of any liens or rights of third parties.

                  (b) All of the Collateral is and shall remain free from all liens, claims, encumbrances, and purchase money or other security interests. Pledgor shall not, without the Lender's prior written consent, sell, transfer, donate or otherwise dispose of any of the Collateral by any means.

                  (c) This Stock Pledge Agreement, and the delivery to Lender of the certificate(s) representing the Stock, creates a valid, perfected and first priority security interest in the Stock in favor of Lender, and all actions necessary or desirable to such perfection have been duly taken. Pledgor has delivered to Lender the certificates representing all of the Stock, together with undated stock powers executed in blank.

                  (d) Except for the Pledgor's filing of a Form A with the applicable Florida insurance regulatory agency and approval thereof by such agency, no authorization or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other person is required either: (i) for the grant by Pledgor of the security interest granted hereby or for the execution, delivery or performance of this Stock Pledge Agreement by Pledgor, (ii) for the perfection of, or exercise by, Lender of its rights and remedies hereunder (except as may have been taken by or at the direction of Pledgor, or as may be required in connection with a disposition of the Stock by laws affecting the offering and sale of securities generally, or as may be required in connection with disposition of the Stock by laws affecting the filing of a Form A with the applicable Florida insurance regulatory agency and approval thereof by such agency); or (iii) for the exercise by Lender of the voting or other rights provided for in this Stock Pledge Agreement or the remedies in respect of the Stock pursuant to this Stock Pledge Agreement (except as may be required in connection with a disposition of the Stock by laws affecting the offering and sale of securities generally, or as may be required in connection with disposition of the Stock by laws affecting the filing of a Form A with the applicable Florida insurance regulatory agency and approval thereof by such agency).

                  (e) Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights) and Pledgor agrees that Lender shall not have any responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

                  (f) The Stock is all of the capital stock of the Issuer presently owned or controlled by Pledgor. If Pledgor at any time owns or controls any other shares of stock of the Issuer, all such stock shall without further act or deed be subject to all of the terms and conditions of this Stock Pledge Agreement and Pledgor must immediately take such action to perfect Lender's lien and security interest as Lender may request, including executing undated blank stock powers and delivering the stock certificate(s) representing such shares.

                  (g) There are no options or other rights to purchase or otherwise acquire the Stock outstanding at this time.

                  (h) All of the outstanding shares of Stock have been duly and validly issued by the Issuer, and they are fully paid and nonassessable.

                  (i) There are no existing agreements with respect to the Collateral between Pledgor and any other person or entity (other than the Lender).

                  (j) This Stock Pledge Agreement, the Note and the Powers have been duly authorized, executed and delivered by Pledgor and each constitutes a legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms.

         3. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Stock Pledge Agreement:

                  (a) non-payment of any of the Obligations when due;

                  (b) any default in the observance or performance of any of the other conditions, covenants or agreements set forth in this Stock Pledge Agreement;

                  (c) any representation or warranty made or deemed made by Pledgor in this Stock Pledge Agreement proves untrue in any material adverse respect when made or deemed made;

                  (d) any provision of this Stock Pledge Agreement or any other Loan Document shall at any time for any reason (other than in accordance with its terms or the terms of this Stock Pledge Agreement) cease to be valid and binding and enforceable against the Pledgor, as applicable, or the validity, binding effect or enforceability thereof shall be contested by any person, or the Pledgor shall deny that it has any or further liability or obligation under this Stock Pledge Agreement or any other Loan Document, or this Stock Pledge Agreement or any other Loan Document shall be terminated, invalidated, revoked or set aside or in any way cease to give or provide to the Lender the benefits purported to be created thereby;

                  (e) any default under the Note or any other Loan Document;

                  (f) a final judgment or final judgments for the payment of money aggregating in excess of Ten Thousand Dollars ($10,000) shall be outstanding against Pledgor and any one of such judgments shall have been outstanding for more than thirty (30) days from the date of its entry;

                  (g) a receiver, liquidator, custodian or trustee of the Pledgor, or of all or any part of the property of the Pledgor, shall be appointed by court order and such order shall remain in effect for more than sixty (60) days, or any order for relief shall be entered with respect to the Pledgor, or the Pledgor shall be adjudicated a bankrupt or insolvent; or any of the property of the Pledgor shall be sequestered by court order and such order shall remain in effect for more than sixty (60) days; or a petition shall be filed against the Pledgor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within sixty (60) days after such filing; or the Pledgor shall file a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or any jurisdiction, whether now or hereafter in effect, or shall consent to the filing of any petition against it under any such law; or the Pledgor shall make any assignment for the benefit of his creditors, or shall admit in writing his inability, or shall fail, to pay his debts generally as they become due, or shall consent to the appointment of a receiver, liquidator or trustee of the Pledgor or of all or any part of the property of the Pledgor.

         4. Remedies. (a) Upon the occurrence of any Event of Default, the Lender shall have and may exercise any one or more of the rights and remedies provided to it under this Stock Pledge Agreement or any of the other Loan Documents or provided by law, including but not limited to all of the rights and remedies of a secured party under the Uniform Commercial Code, and the Pledgor hereby agrees to assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties, authorizes the Lender to take possession of the Collateral with or without demand and with or without process of law and to sell and dispose of the same at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including reasonable attorneys' fees and disbursements, incurred by the Lender) and then to the payment and satisfaction of the Obligations. The purchaser of any or all of the Collateral so sold shall thereafter hold the same free from any claim, encumbrance or right of any kind whatsoever. Lender shall not be entitled to encumber or dispose of the Stock except in a manner consistent with the provisions of Section 4 hereof.

                  (b) Pledgor hereby agrees that any transfer or sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to Pledgor, at the address set forth below, at least ten (10) days before the time of the sale or disposition; provided that no notification need be given to Pledgor if he has signed, after default, a statement renouncing or modifying any right to notification and provided further that no such notification shall be required as to any of the Collateral which is of a type customarily sold in a recognized market. Any other requirement of notice, demand or advertisement for sale, is, to the extent not prohibited by law, waived.

                  (c) Lender may, in its own name, or in the name of a designee or nominee, buy the Stock at any public sale of the Stock, and Lender may also buy at private sale, if the Stock or other Collateral is sold in a recognized market or is the subject of widely distributed standard price quotations and if purchased at a price quoted by an independent third party in such market. Lender shall have the right to execute any document or form, in its name or in the name of Pledgor, which may be necessary or desirable in connection with any such sale of Collateral.

                  (d) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Stock may be effected after an Event of Default, Pledgor agrees that upon the occurrence of an Event of Default, Lender may from time to time attempt to sell all or any part of the Stock by a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are "accredited investors" within the meaning of Regulation D promulgated pursuant to the Securities Act of 1933, as amended ("Securities Act"), and are purchasing for investment only and not for distribution. In so doing, Lender may solicit offers to buy the Stock, or any part of it, for cash, from a limited number of investors who might be interested in purchasing the Stock. If Lender hires a firm of regional or national reputation that is engaged in the business of rendering investment banking and brokerage services to solicit such offers and facilitate the sale of the Stock, then Lender's acceptance of the highest offer obtained through the efforts of such firm shall be deemed to be a commercially reasonable method of disposition of such Stock.

                  (e) Pledgor hereby irrevocably appoints Lender as its attorney-in-fact to arrange for the transfer, at any time after the existence or occurrence of an Event of Default, of the Stock or other Collateral on the books of the Issuer to the name of Lender or to the name of Lender's nominee.

                  (f) No right or remedy conferred upon or reserved to the Lender under any Loan Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy of the Lender under any Loan Document or under applicable law may be exercised from time to time and as often as may be deemed expedient by the Lender.

         5. Waivers. (a) The Pledgor waives any right it may have to receive notice of any of the following matters before the Lender enforces any of its rights: (i) the Lender's acceptance of this Pledge, (ii) any credit that the Lender extends to the Pledgor, (iii) the Pledgor's default, (iv) any demand, or
(v) any action that the Lender takes regarding the Pledgor, anyone else, any collateral, or any Liability, which it might be entitled to take by law or under any other agreement.

                  (b) Until thirteen months after the principal balance of and interest on the Obligations shall have been paid in full and the Pledgor shall have fully performed all of his obligations to the Lender, the Pledgor expressly waives any and all rights of subrogation, contribution, reimbursement, indemnity, exoneration, implied contract, recourse to security or any other claim (including any claim, as that term is defined in the federal Bankruptcy Code, and any amendments) which the Pledgor may now have or later acquire against the Lender, any other entity directly or contingently liable for the Obligations, or against the Collateral arising from the existence or performance of the Pledgor's obligations under this Stock Pledge Agreement. The Pledgor further agrees that such waiver is permanent and shall not be revoked or terminated, in any event, including payment in full of the principal balance of and interest on the Obligations in the event that proceedings are commenced at any time by or against the Pledgor under any bankruptcy, reorganization, liquidation or similar laws of any jurisdiction, including the federal Bankruptcy Code. The Pledgor further agrees that should any payments to the Lender on the Obligations be in whole or in part invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act or code, state or federal law, common law or equitable doctrine, this Stock Pledge Agreement and any Collateral shall remain in full force and effect (or be reinstated as the case may be) until payment in full of any such amounts, which payment shall be due on demand.

         6. Conduct No Waiver. No waiver of default shall be effective unless in writing executed by the Lender. Without limiting the generality of the foregoing, no delay on the part of the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, no single or partial exercise of any right, power or privilege hereunder shall preclude other or further exercise thereof or the exercise of any other right, power or privilege, and waiver of any default or forbearance on the part of the Lender in enforcing any of its rights under this Stock Pledge Agreement shall not operate as a waiver of any other default or of the same default on a future occasion or of such right.

         7. Lender's Duties. Subject to Section 9-207 of the Michigan Uniform Commercial Code, Lender has no duty with respect to the Collateral. Without limiting the generality of the foregoing, Lender shall be under no obligation to take any steps necessary to preserve rights in the Collateral against any other parties or to exercises any rights represented thereby; provided, however, that Lender may, at its option, do so, and any and all expenses incurred in connection therewith shall be for the sole account of Pledgor.

         8. Voting Rights; Dividends; Board Representation; Etc. During the term of this Stock Pledge Agreement:

                  (a) As long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Stock or any part thereof, and Lender shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise those voting and other rights which it is entitled to exercise pursuant to the foregoing; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would directly or indirectly impair the Collateral or be inconsistent with or violate any provision of this Stock Pledge Agreement or any other Loan Document; and, provided further, that Pledgor shall vote to ensure the effectuation of the objectives and agreements described in this Section 8, whether such objectives and agreements are to be effected pursuant to a direct vote of the shareholders of the Issuer or pursuant to the election and/or replacement of members of the Issuer's Board of Directors amenable to such objectives and agreements.

                  (b) Notwithstanding any provision in the Issuer's Bylaws, Articles of Incorporation or any other rights shareholders may have under applicable law to the contrary,

Pledgor shall not permit the declaration or payment of any dividend or other distribution to shareholders or policyholders of the Issuer without the prior written approval of the Lender. In the event Pledgor shall become entitled to receive or shall receive any dividends or other distributions on the Stock including any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for any shares of any Stock, or otherwise, and whether or not Pledgor has received Lender's prior written approval, Pledgor agrees to accept the same as agent for Lender and to hold the same in trust on behalf of and for the benefit of the Lender and to deliver the same forthwith to the Lender in the exact form received, with the endorsement of Pledgor when necessary and/or appropriate undated stock powers duly executed in blank, to be held by Lender as additional Collateral for the Obligations.

                  (c) If an Event of Default shall have occurred and be continuing, Pledgor shall not be entitled to receive or retain any dividends or distributions paid in respect of the Stock whether paid or payable in cash or other property, whether in redemption of, or in exchange for the Stock, whether in connection with a partial or total liquidation or dissolution of the Stock, or whether in connection with a reduction of capital, capital surplus or paid-in surplus of the Stock or otherwise, and any and all such dividends or distributions shall be forthwith delivered to Lender to hold as Collateral and shall, if received by Pledgor, be received in trust for delivery to Lender, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Lender as Collateral in the same form as so received (with any necessary endorsement).

                  (d) If an Event of Default shall have occurred and be continuing, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to this Section 8 shall, at Lender's option, cease, and all such rights shall, at Lender's option, thereupon become vested in Lender, so long as an Event of Default shall continue, and Lender shall, at its option, thereupon have the sole right, but not the obligation, to exercise such voting and other consensual rights.

                  (e) During the term of this Stock Pledge Agreement, Pledgor shall

                           (1) take all action (as a shareholder, member of the
Issuer's Board of Directors or otherwise) necessary to cause a nominee of the Lender (a "Lender Nominee") to be a member of the Issuer's Board of Directors at all times prior to termination of this Stock Pledge Agreement. In the event a Lender Nominee resigns or is removed from the Board of Directors, his replacement shall be chosen by Lender and Pledgor shall cause the remaining directors to appoint such replacement to the Board of Directors.

                           (2) not permit the Issuer without the Lender's prior
approval to

                                    (A) sell, liquidate or otherwise transfer
any of the Issuer's assets, or transfer all or substantially all of its insurance risk, outside the ordinary course of its business;

                                    (B) merge or consolidate with another entity
or entities;

                                    (C) issue, sell, grant, transfer or
otherwise dispose of any shares of its capital stock; or

                                    (D) amend, repeal or otherwise modify its
articles of incorporation or bylaws.

Notwithstanding the foregoing clauses (1) and (2), as long as no Event of Default shall have occurred and be continuing, nothing in this Agreement shall prohibit Pledgor from transferring all of the Stock to a corporation of which Pledgor owns, beneficially and of record, capital stock representing at least 80% of the voting power and equity and which corporation owns and will continue to own, during the term of this Pledge Agreement, 100% of the capital stock of the Issuer ("Holding Company"), provided that, at the time of such transfer, (i) certificates representing all of Pledgor's ownership of Holding Company are delivered to Lender, along with stock powers duly executed in blank and (ii) Pledgor executes and delivers to Lender an amendment to this Stock Pledge Agreement, in form and substance reasonably satisfactory to Lender (as evidenced solely by Lender's signature thereon) reflecting the change in the Collateral and all other changes necessary to provide Lender with a first priority security interest in all of the capital stock of the Holding Company owned beneficially or of record by Pledgor and protections with respect to both the Issuer and the Holding Company consistent with those now contained in this Stock Pledge Agreement with respect to the Issuer (including, without limitation, the provisions of this Section 8).

         9. Governing Law; Consent to Jurisdiction. This Stock Pledge Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to the choice of law principles of such State. Pledgor agrees that any legal action or proceeding with respect to this Stock Pledge Agreement or the transactions contemplated hereby may be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and the Pledgor hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to his person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery or by the mailing thereof by registered or certified mail, postage prepaid to the Pledgor at his address set forth on the signature page hereof. Nothing in this Section shall affect the right of the Lender to serve process in any other manner permitted by law or limit the right of the Lender to bring any such action or proceeding against the Pledgor or his property in the courts of any other jurisdiction. The Pledgor hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts. Unless otherwise defined herein, terms used in Article 9 of the Michigan Uniform Commercial Code are used herein as therein defined on the date hereof. The headings of the various sections and subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.

         10. Notices. Except as may otherwise be provided herein, all notices, demands, requests, consents and other communications hereunder shall be sufficient if made in writing and delivered by messenger or deposited in the mail (certified or registered mail, or the equivalent thereof, postage prepaid) and addressed to the parties as set forth on the signature page hereto, or at such other address as such party may, by written notice received by the other parties hereto, have designated.

         11. Acts Not Affecting Obligations. None of the following shall affect the liabilities of the Pledgor under this Stock Pledge Agreement or the other Loan Documents, the Obligations or the rights of the Lender with respect to any of the Collateral: (a) acceptance or retention by the Lender of other property or interests as security for the Obligations, or for the liability of any person for the Obligations; (b) the release of any or all of the Collateral or other security for any of the Obligations; (c) any release, extension, renewal, modification or compromise of any of the Obligations or the liability of any obligor thereon; (d) failure by the Lender to resort to other security or any person liable for any of the Obligations before resorting to the Collateral; (e) any increase in the amount of the Obligations for any reason whatsoever; and (f) any exercise of, or failure to exercise, any remedy or taking or failing to take any action with respect thereto.

         12. Rights Not Construed as Duties. The Lender neither assumes nor shall it have any duty of performance or other responsibility under any contracts in which the Lender has or obtains a security interest hereunder. If the Pledgor fails to perform any agreement contained herein, the Lender may but is in no way obligated to itself perform, or cause performance of, such agreement, and the reasonable expenses of the Lender incurred in connection therewith shall be payable by the Pledgor under Section 15. The powers conferred on the Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers.

         13. Amendments. None of the terms and provisions of this Stock Pledge Agreement may be modified or amended in any way except by an instrument in writing executed by each of the parties hereto.

         14. Severability. If any one or more provisions of this Stock Pledge Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired or prejudiced thereby.

         15. Expenses. The Pledgor will pay to the Lender any and all reasonable expenses, including the reasonable fees and disbursements of its counsel, which the Lender may incur in connection with (i) the administration of this Stock Pledge Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, or
(iii) the exercise or enforcement of any of the rights of the Lender hereunder or under the Loan Documents.

         16. Successors and Assigns; Termination. This Stock Pledge Agreement shall create a continuing security interest in the Collateral and shall be binding upon the Pledgor, his successors and assigns, and inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors, transferees and assigns. Upon the payment in full in immediately available funds of all of the Obligations and the termination of all commitments to lend under the Loan Documents, the security interest granted hereunder shall terminate and all rights to the Collateral shall revert to the Pledgor. All agreements, representations and warranties made herein shall survive the execution of this Stock Pledge Agreement.

         17. Waiver of Jury Trial. THE LENDER, IN ACCEPTING THIS STOCK PLEDGE AGREEMENT, AND THE PLEDGOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS STOCK PLEDGE AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS STOCK PLEDGE AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM. NEITHER THE LENDER NOR THE PLEDGOR SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY EITHER THE LENDER OR THE PLEDGOR EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

         18. Termination of Shareholder Agreement. Lender and Pledgor are parties to a Shareholder Agreement, dated as of February 7, 2003 (the "Shareholder Agreement") and immediately prior to the execution of this Stock Pledge Agreement are the only shareholders of the Issuer. Pursuant to Section 6.1(b) of the Shareholder Agreement, Lender and Pledgor agree that the Shareholder Agreement is hereby terminated as of the date hereof.

         IN WITNESS WHEREOF, the Pledgor has caused this Stock Pledge Agreement to be duly executed as of the day and year first set forth above.

/s/ Daniel R. O'Neal
-------------------------------
Daniel R. O'Neal

Address:
2760 NE 23rd Place
Pompano Beach, FL 33062



Accepted and Agreed:

AMERICAN PHYSICIANS ASSURANCE CORPORATION


By: /s/ Frank H. Freund
-------------------------------
Its:   CFO


Address:
1301 North Hagadorn
East Lansing, MI 48825





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